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                                                                   EXHIBIT (10f)

                                KMART CORPORATION

                             1992 STOCK OPTION PLAN


         1. Purpose. The Kmart Corporation 1992 Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership of shares of the Company's Common Stock (the "Shares of Stock") by certain key employees of Kmart Corporation (the "Company") and its Subsidiaries (corporations and other business entities in which the Company directly or indirectly has a majority interest and/or which the Company consolidates in its financial statements), in order to increase their proprietary interest in the Company's success and to assure their continuation as employees.

         2. Administration. The Plan shall be administered by the Compensation and Incentives Committee (the "Committee") consisting of not less than two directors of the Company appointed by its Board of Directors. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board of Directors. Members of the Committee shall be "non-employee" directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time ("Rule 16b-3").

         The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

         The Committee may make such rules and regulations and establish procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding upon all persons. The Committee shall have the authority to delegate administrative duties to officers of the Company.

         3. Stock. Shares of Stock to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company, provided that the total amount of Stock on which Options may be granted or which may be issued under the Plan shall not exceed 20,000,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 6 hereof. No Option may be granted under the Plan to an employee who owns more than five percent of the outstanding Stock. In the event that any outstanding Option or portion thereof expires or is cancelled, surrendered or terminated for any reason, the Shares of Stock allocable to the unexercised portion of such Option may again be subjected to an Option or be issued under the Plan.

         4. Award of Options. The Committee may grant options ("Options") to purchase Stock to officers and other key employees of the Company or its Subsidiaries, including directors who are full time employees. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an Option is granted (the "Participant(s)"), the number of shares of Stock optioned and the terms and conditions of the Option. In making such determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company and such other factors as the Committee may deem relevant.

         Each Option granted under the Plan shall be designated by the Committee at the time of grant as either an incentive stock option (an "ISO") or a non-qualified stock option (a "Non-Qualified Option"). An ISO is intended to meet the requirements of Section 422 of the Internal Revenue Code. The aggregate Fair Market Value (determined at the time the Option is granted) of the Stock as to which ISO's are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000 (as determined in accordance with the rules set forth in Section 422 of the Internal Revenue Code).

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         Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

         The date on which an Option shall be granted shall be the date that the Participant, the number of Shares of Stock optioned and the terms and conditions of the Option are determined by the Committee, provided, however, that if an Option or any term or condition of an Option is rejected or not accepted by a Participant or if an Option is not granted in accordance with the provisions of the Plan, such Option shall be deemed to have not been granted and shall be of no effect. Each Option shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve.


         5. Terms and Conditions of Options.

            A. Option Price. In the case of each Option granted under the Plan, the Option price shall not be less than the Fair Market Value of the Stock on the date of grant of such Option. (Fair Market Value for purposes of the Plan shall be deemed to be the mean of the highest price and lowest price at which the Stock shall have been sold, regular way, on the date in question or on the next preceding day on which there were such sales of Stock if no such sales shall have been made on the date in question, as reported on the Composite Transactions reporting system.)

            B. Period of Option and When Exercisable.

                  (i) An Option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of ten years from date of grant as to an ISO and a maximum of ten years and two days from date of grant as to a Non-Qualified Option, or (b) the applicable time limit specified in paragraph (iii) of this Section 5B. Any Option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

                  (ii) An Option granted with a maximum exercise period of more than three years may not be exercised prior to three years from the date of grant (or such other period as determined by the Committee in its sole discretion), except that this limitation shall be removed if termination of employment of the Participant results from death or total and permanent disability as defined in the Company's Long-Term Disability Plan, or if termination of employment of the Participant occurs at or after age 55 and the optionee has five or more years of full-time service with the Company or a Subsidiary, or in the event of a Change of Control of the Company, or if and to the extent the Committee may so determine in its sole discretion. An Option granted with a maximum exercise period of three years or less is not subject to the limitation contained in this paragraph (ii) unless otherwise specified by the Committee. A Change of Control shall be deemed to have occurred if:

                       (a) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 33% of the combined voting power of the Company is acquired by any "person" as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), or

                       (b) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

                       (c) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).


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                  (iii) An Option may be exercised, prior to its expiration, by a Participant only while such Participant is in the employ of the Company or a Subsidiary or within three months thereafter (or such longer period thereafter as determined by the Committee in its sole discretion), and only if any limitation upon the right to exercise such Option under paragraph (ii) of this
Section 5B has been removed or expired prior to termination of employment and exercise is not otherwise precluded hereunder; provided, however, if at the date of termination of employment, the Participant has five or more years of full-time employment with the Company or a Subsidiary or if termination of employment results from death or total and permanent disability as defined in the Company's Long-Term Disability Plan, such three-month period shall be extended to five years or to the expiration of the Option, whichever occurs first. Employment with a subsidiary shall be deemed terminated on the date the former Subsidiary ceases to be a Subsidiary of the Company.

                  (iv) In the event of the total and permanent disability, as defined in the Company's Long-Term Disability Plan, of a Participant, an Option which is otherwise exercisable may be exercised by the Participant's legal representative or guardian. In the event of the death of a Participant, either before or after termination of employment, an Option which is otherwise exercisable may be exercised by the person or persons whom the Participant shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the Participant's rights shall have passed by Will or the laws of descent and distribution ("Successor(s)"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

                  (v) Notwithstanding anything contained herein to the contrary, all rights with respect to all Options of a Participant are subject to the conditions that the Participant not engage or have engaged (a) in fraud, dishonesty, conduct in violation of Company policy or similar acts at any time while in the employ of the Company or a Subsidiary, or (b) in activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct inimical to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Committee or the Committee's delegate (which determination of such delegate shall be subject to ratification by the Committee) either before or after termination of employment of a Participant, that there has been a failure of any such condition, all Options and all rights with respect to all Options granted to such optionee shall immediately terminate and be null and void.

            C. Exercise and Payment.

                  (i) Subject to the provisions of Section 5B, an Option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Payment for the number of Shares of Stock purchased upon the exercise of an Option shall be made in full at the price provided for in the applicable Stock Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole Shares of Stock that have been held by the Participant for at least six months prior to the date the Option is exercised, or a combination thereof. Shares of Stock used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any Shares of Stock delivered to the Company shall be in such form as is acceptable to the Company.

                  (ii) The Company may defer making payment or delivery of Stock under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the Option. The Committee may, in its sole discretion, permit a Participant to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an Option by electing to (a) have the Company withhold whole Shares of Stock, or (b) deliver other whole Shares of Stock previously owned by the Participant having a Fair Market Value not greater than the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the minimum Federal, State and local tax rates associated with the transaction.

            D. Transferability. Except as otherwise determined by the Committee in its discretion, no Option or any rights with respect thereto shall be subject to any debts or liabilities of a Participant. Options may however, be transferred or assigned to charitable trusts, family members or family trusts by the Participant's execution of such form and at such time as prescribed by the Committee or its delegate. Additionally, any Shares issued to a Participant hereunder may at the request of the Participant be issued in


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the name of the Participant and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.

         An Option may, after the death or total and permanent disability, as defined in the Company's Long-Term Disability Plan, of a Participant also be exercised pursuant to paragraph (iv) of Section 5B herein.

         In order to continue to meet the requirements of Code Section 422, however, ISO's may not be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the Participants lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the Participant.

            E. Employment. No provision of the Plan, nor any term or condition of any Option, nor any action taken by the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving a Participant any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Participant.

            F. Termination of Option by Participant. A Participant may at any time elect, in a written notice filed with the Committee, to terminate a Non-Qualified Option with respect to any number of Shares as to which such Option shall not have been exercised.

         6. Adjustments. If there is any change in the number or class of Shares of Stock through the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or similar corporate transactions, or if the Committee otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect the adjustments described in this section, the aggregate number or class of Shares of Stock on which Options may be granted or which may be issued under the Plan, the number or class of Shares covered by each outstanding Option, and the price per Share in each Option, shall all be proportionately adjusted by the Committee; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Subject to any required action by stockholders, if a new Option is substituted for the Option granted hereunder, or an assumption of the Option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares of Stock subject to the Option would have been entitled.

         7. Term of Plan. No Option shall be granted under the Plan after January 20, 2002. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

         8. Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

         9. No Obligation to Exercise Option. The granting or acceptance of an Option shall impose no obligation upon the Participant to exercise such an Option.

         10. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Stock covered by his or her Option until the date of issuance to him or her of a certificate evidencing such Shares of Stock after the exercise of such Option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

         11. Amendments. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to be applicable to the Plan shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon. Any such amendment may be effective in respect of all past and future Options granted hereunder in the sole discretion of the Board of Directors of the Company.


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             The Plan, each Option under the Plan and the grant and
exercise thereof, and the obligation of the Company to sell and issue Shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

         12. Effectiveness of Plan. The Plan, which was adopted by the Board of Directors on January 21, 1992, is subject to approval by the stockholders of the Company on May 27, 1992.

         13. Severability. If any provision of the Plan, or any term or condition of any Option granted or Stock Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstance is invalid or would result in an ISO failing to meet the requirement of Section 422 of the Internal Revenue Code, such provisions, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provision, term or condition is severable.

         14. Limitation on Size of Grants. No employee of the Company shall be granted Options under this Plan in any calendar year for more than one million Shares of Common Stock, subject to equitable adjustment for certain corporate transactions as set forth in Section 6 hereof.


(As amended through 9/19/00)


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